Exhibit 99.1

Digital Brands Group Inc. Acquires Assets of Open Daily Technologies Inc., a Virtual Shopping Innovation Company

Austin, Texas – April 2, 2025 – Digital Brands Group, Inc. (OTC Markets: DBGI), a publicly traded company specializing in eCommerce and Fashion, today announced that it has acquired the assets of Open Daily Technologies Inc. (“Open Daily”), a company pioneering virtual shopping solutions that enhance online retail experiences and drive consumer engagement, in exchange for 344,827 shares of common stock of Digital Brands Group, Inc.

Open Daily: Transforming Online Retail

Open Daily is at the forefront of next-generation digital shopping experiences, creating tools that enable brands to connect with consumers in more engaging, immersive, and interactive ways. Open Daily’s solutions help retailers increase conversions, optimize customer journeys, and enhance online shopping with real-time interaction.

Core Product Offerings:

●	Outfit Virtual Shopping – A dynamic, live shopping platform designed to replicate the in-store experience online, driving higher engagement and conversion rates.

●	Outfit Voice AI – A multilingual, intelligent shopping assistant chat service that enhances customer support and personalized shopping.

●	Outfit ND-AI (Neuroscience-Driven AI) – A developing platform aimed at providing deeper consumer insights through behavioral and engagement data.

Strategic Acquisition to Enhance Digital Retail Innovation

Digital Brands Group’s acquisition of the assets of Open Daily aligns with its strategy to expand its presence in the evolving online shopping space, integrating interactive commerce solutions that help brands drive meaningful connections with customers.

“With Open Daily’s virtual shopping technology assets, we see an opportunity to enhance digital retail experiences,” said Hil Davis, CEO of Digital Brands Group. “This acquisition strengthens our ability to provide brands with innovative tools to improve engagement, increase sales, and create a more immersive shopping environment.”

About Digital Brands Group

We offer a wide variety of apparel through numerous brands on a direct-to-consumer and wholesale basis. We have created a business model derived from our founding as a digitally native-first vertical brand. We focus on owning the customer’s “closet share” by leveraging their data and purchase history to create personalized targeted content and looks for that specific customer cohort.

Digital Brands Group, Inc. Company Contact

Hil Davis, CEO

Email: invest@digitalbrandsgroup.co

https://ir.digitalbrandsgroup.co

Forward-looking Statements

Certain statements included in this release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting Digital Brands Group and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding Digital Brands Group’s plans, objectives, projections and expectations relating to Digital Brands Group’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Digital Brands Group undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of Digital Brands Group to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel and accessories; disruption to Digital Brands Groups distribution system; the financial strength of Digital Brands Group’s customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; Digital Brands Group’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; Digital Brands Group’s ability to implement its business strategy; Digital Brands Group’s ability to grow its wholesale and direct-to-consumer businesses; retail industry changes and challenges; Digital Brands Group’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that Digital Brands Group’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; Digital Brands Group’s ability to properly collect, use, manage and secure consumer and employee data; stability of Digital Brands Group’s manufacturing facilities and foreign suppliers; continued use by Digital Brands Group’s suppliers of ethical business practices; Digital Brands Group’s ability to accurately forecast demand for products; continuity of members of Digital Brands Group’s management; Digital Brands Group’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; Digital Brands Group’s ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; adverse or unexpected weather conditions; Digital Brands Group’s indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent Digital Brands Group from fulfilling its financial obligations; and climate change and increased focus on sustainability issues. More information on potential factors that could affect Digital Brands Group’s financial results is included from time to time in its public reports filed with the Securities and Exchange Commission, including Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.